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Anheuser-Busch Companies, Inc.
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On July 7, 2008, Anheuser-Busch Companies, Inc. issued the following press release:

                              News

                                                                                                        For more information, contact:
                                                                                                                                                                                                        Terri Vogt (314) 577-7750
FOR IMMEDIATE RELEASE

ANHEUSER-BUSCH SAYS INBEV’S ATTEMPTED CONSENT SOLICITATION IS
EFFORT TO GAIN COMPANY FOR UNDER-VALUED PRICE

ST. LOUIS, July 7, 2008 – Anheuser-Busch Cos. Inc. (NYSE:  BUD) today said InBev’s announced attempt to seek to replace Anheuser-Busch’s existing board of directors with InBev’s hand-picked nominees is a self-serving effort by InBev to try to purchase Anheuser-Busch for a price Anheuser-Busch’s independent board already has determined to be financially inadequate and not in the best interest of shareholders.
Anheuser-Busch shareholders should ask themselves whether the directors selected by InBev would negotiate the best transaction for Anheuser-Busch shareholders, the company said.
The preliminary consent solicitation filing was made by InBev in connection with a non-binding, unsolicited proposal from InBev June 11 to purchase Anheuser-Busch for $65 per share.  The Anheuser-Busch board determined that InBev’s proposal attempted to transfer the company’s value from Anheuser-Busch’s shareholders to InBev’s shareholders.
At the same time, the Anheuser-Busch board told InBev it would be open to consider any proposal that would provide full and certain value to Anheuser-Busch shareholders.  InBev has made no attempt to provide such an offer, nor has it provided details of its self-proclaimed financing, including the conditions to its financing.  InBev’s non-binding proposal is not a firm offer and could even be lowered.  Its proposal is merely an invitation to negotiate.  Anheuser-Busch believes its present board of directors is in a better position to create the best value for its shareholders than a slate proposed by InBev and the election of which is being paid for by InBev.

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Anheuser-Busch Reaction

Shareholders also should be aware that InBev, through a subsidiary, has a significant partnership with the government of Cuba to produce and distribute products in Cuba.  InBev has not commented on how that would impact business with Anheuser-Busch’s customers, nor on its ability to complete an acquisition under U.S. laws that affect acquisitions of U.S. companies by foreign companies.
Anheuser-Busch urged its shareholders to take no action and not sign or return any consent they may receive in the future from InBev.  The company will file a consent revocation statement with the Securities and Exchange Commission in the coming days that will contain additional specific information.
The Anheuser-Busch board is focused on creating value for shareholders, a course that has already resulted in a plan that it believes will produce value superior to InBev's non-binding proposal.
The Anheuser-Busch board of directors is highly independent, composed of individuals with a long and recognized history of creating shareholder value and have a broad range of experience and achievements.  It is comprised of some of America’s top business leaders who have run such companies as AT&T, JP Morgan, Baxter Pharmaceuticals, Ikon Office Solutions, Enterprise Rent-A-Car, and non-profits like Girls Inc., among others.  The board also includes accomplished professionals from outside of traditional business.
The ability of InBev to remove Anheuser-Busch directors in the proposed consent solicitation is under review in a lawsuit between Anheuser-Busch and InBev in the Delaware courts.  It is unclear whether InBev will be able to affect its proposed consent solicitation unless this suit is resolved.
Based in St. Louis, Anheuser-Busch is the leading American brewer, holding a 48.5 percent share of U.S. beer sales.  The company brews the world’s largest-selling beers, Budweiser and Bud Light.  Anheuser-Busch also owns a 50 percent share in Grupo Modelo, Mexico’s leading brewer, and a 27 percent share in China brewer Tsingtao, whose namesake beer brand is the country’s best-selling premium beer.  Anheuser-Busch ranked No. 1 among beverage companies in FORTUNE Magazine’s Most Admired U.S. and Global Companies lists in 2008.  Anheuser-Busch is one of the largest theme park operators in the United States, is a major manufacturer of aluminum cans and one of the world’s largest recyclers of aluminum cans.  For more information, visit www.anheuser-busch.com.

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Anheuser-Busch Reaction

Anheuser-Busch Companies, Inc. (the “Company”) and its directors and certain executive officers may be deemed to be participants in the solicitation of consent revocations from stockholders in connection with a consent solicitation by InBev nv/sa to remove and replace the Board of Directors of the Company (the “Consent Solicitation”). The Company plans to file a consent revocation statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of written consents in connection with the Consent Solicitation (the “Consent Revocation Statement”). Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s proxy statement relating to the 2008 annual meeting of stockholders, which may be obtained free of charge at the SEC’s website at http://www.sec.gov and the Company’s website at http://www.anheuser-busch.com. Additional information regarding the interests of such potential participants will be included in the Consent Revocation Statement and other relevant documents to be filed with the SEC in connection with the Consent Solicitation.

Promptly after filing its definitive Consent Revocation Statement with the SEC, the Company will mail the definitive Consent Revocation Statement and a form of WHITE consent revocation card to each stockholder entitled to deliver a written consent in connection with the Consent Solicitation. WE URGE INVESTORS TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Consent Revocation Statement and any other documents filed by the Company with the SEC in connection with the Consent Solicitation at the SEC’s website at http://www.sec.gov, at the Company’s website at http://www.anheuser-busch.com or by contacting Morrow & Co., LLC at (800) 662-5200.

Forward-looking Statements

This filing contains forward-looking statements regarding the company’s expectations concerning its future operations, earnings and prospects. On the date the forward-looking statements are made, the statements represent the company’s expectations, but the company’s expectations concerning its future operations, earnings and prospects may change. The company’s expectations involve risks and uncertainties (both favorable and unfavorable) and are based on many assumptions that the company believes to be reasonable, but such assumptions may ultimately prove to be inaccurate or incomplete, in whole or in part.

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Anheuser-Busch Reaction

Accordingly, there can be no assurances that the company’s expectations and the forward-looking statements will be correct. Important factors that could cause actual results to differ (favorably or unfavorably) from the expectations stated in this release include, among others, changes in the pricing environment for the company’s products; changes in U.S. demand for malt beverage products, including changes in U.S. demand for other alcohol beverages; changes in consumer preference for the company’s malt beverage products; changes in the distribution for the company’s malt beverage products; changes in the cost of marketing the company’s malt beverage products; regulatory or legislative changes, including changes in beer excise taxes at either the federal or state level and changes in income taxes; changes in the litigation to which the company is a party; changes in raw materials prices; changes in packaging materials costs; changes in energy costs; changes in the financial condition of the company’s suppliers; changes in interest rates; changes in foreign currency exchange rates; unusual weather conditions that could impact beer consumption in the U.S.; changes in attendance and consumer spending patterns for the company’s theme park operations; changes in demand for aluminum beverage containers; changes in the company’s international beer business or in the beer business of the company’s international equity partners; changes in the economies of the countries in which the company, its international beer business or its international equity partners operate; future acquisitions or divestitures by the company, including effects on its credit rating; changes resulting from transactions among the company’s global or domestic competitors; and the effect of stock market conditions on the company’s share repurchase program. Anheuser-Busch disclaims any obligation to update or revise any of these forward-looking statements. Additional risk factors concerning the company can be found in the company’s most recent Form 10-K.

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